Exhibit 4.19

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as “[*****]” or “*****”. A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

	AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT					1.	CONTRACT ID CODE			PAGE 1	OF	PAGES 2

2.	AMENDMENT/MODIFICATION NO.	3.	EFFECTIVE DATE	4.	REQUISITION/PURCHASE REQ. NO.			5.	PROJECT NO. (If applicable)
	00001		16C. C.

6.	ISSUED BY	CODE 7523		7.	ADMINISTERED BY (If other than Item 6)				CODE
	Centers for Disease Control and Prevention (CDC) Procurement and Grants Office 2920 Brandwine Road, Rm. 3000 Atlanta, GA 30341-5539

8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code)				( )	9A.	AMENDMENT OF SOLICITATION NO.
	Acambis, Inc. 38 Sidney Street Cambridge, MA 02139 TIN: ******					9B.	DATED (See Item 11)
						10A.	MODIFICATION OF CONTRACT/ORDER NO.
							200-2002-00004
					X	10B.	DATED (See Item 13)

CODE 6511			FACILITY CODE				November 28, 2001

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended, ☐ is not extended
Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:
(a) By completing Items 8 and 15, and returning copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required)
Not Applicable

13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS,
IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

(✓)	A.	THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

	B.	THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).

	C.	THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
X		Mutual Agreement of the Parties

	D.	OTHER (Specify type of modification and authority)

E. IMPORTANT: Contractor ☐ is not, ☒ is required to sign this document and return 3 copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The purpose of this modification is to correct the Estimated Contract Amount shown in Item 15G. and revise Article H.27.

See Page 2.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A.	NAME AND TITLE OF SIGNER (Type or print)			16A.	NAME OF CONTRACTING OFFICER
ELMIRA C. BENSON

15B.	CONTRACTOR/OFFEROR			16B.	UNITED STATES OF AMERICA
	Gordon Cameron	15C.	DATE SIGNED			16C.	DATE SIGNED
			12/12/02	BY

	(Signature of person authorized to sign)				(Signature of Contracting Officer)

NSN 7540-01-152-8070		STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION UNUSABLE	30-105	Prescribed by GSA
FAR (48 CFR) 53.243

Contract No. 200-2002-00004
Modification No. 0001

1.	On Page 1, Item 15G, correct the contract amount to read ****** in lieu of ******.

2.	Under Section H-Special Contract Requirements”, Article H. 27 is deleted in its entirety and replaced with the following Article H. 27:

H. 27 RIGHTS OF THE CONTRACTOR TO MARKET SMALLPOX VACCINE

The Contractor will hold exclusive commercial rights to the smallpox vaccine developed under this contract. Therefore, the Contractor is not prohibited from marketing this smallpox vaccine to other Federal, State or local agencies or commercial or foreign entities provided that such marketing does not interfere with performance under this contract. The contractor may market the vaccine to academic and other research institutions for the purpose of vaccinating researchers and other persons who are at occupational risk of being exposed to smallpox and other pox viruses. However, this vaccine shall not be marketed for general distribution in the United States unless universal or voluntary smallpox vaccination is recommended by the National Advisory Committee on Immunization Practices.

3.	As a result of the above, neither the contract amount nor the contract completion date is changed by reason of this modification.

2